SUBITEM 77E
LEGAL PROCEEDINGS
Since October 2003
Federated and related
entities collectively
Federated and various
 Federated
funds Funds have
been named as defendants
in several class action
lawsuits now pending in the
United States District
Court for the District of
Maryland The lawsuits were
 purportedly filed on behalf
of people who purchased
owned andor redeemed shares
of Federatedsponsored mutual
funds during
specified periods beginning
November 1 1998 The suits
are generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
 including market timing and
late trading in concert with
certain institutional
 traders which allegedly
 caused financial injury to
 the mutual fund shareholders
These lawsuits began to be
 filed shortly after Federateds
 first public announcement that
it had received
requests for information on
shareholder trading activities
in the Funds from the SEC
the Office of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced
 that it had reached final
settlements with the SEC
and the NYAG with
respect to those matters
Specifically the SEC and
NYAG settled proceedings against
three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC
an SECregistered investment
 adviser to
various Funds and Federated
Securities Corp an
 SECregistered brokerdealer
 and distributor for the
Funds violated provisions of
 the Investment Advisers Act
and Investment Company Act by
approving
but not disclosing three
 market timing arrangements
 or the associated conflict
of interest between FIMC
and the funds involved in
the arrangements either
to other fund shareholders
 or to the funds board
and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
agent failed to
prevent a customer and a
 Federated employee from
late trading in violation
of provisions of the
Investment Company Act
The NYAG found that such
conduct violated provisions
of New York State
law Federated entered
into the settlements
without admitting or
denying the regulators
 findings As
Federated previously
reported in 2004 it has
already paid approximately
80 million to certain funds
 as
determined by an
independent consultant
 As part of these
settlements
Federated agreed
to pay
disgorgement and a
civil money penalty
in the aggregate amount
 of an additional 72
million and among
other things
agreed that it would not
serve as investment adviser
 to any registered investment
 company
unless i at least 75%
 of the funds directors
are independent of Federated
ii the chairman of each
such fund is independent
of Federated iii no
action may be taken by
the funds board or any
committee
thereof unless approved by
a majority of the independent
trustees of the fund or
committee respectively
and iv the fund appoints
a senior officer who
reports to the independent
trustees and is responsible
for monitoring compliance
by the fund with applicable
laws and fiduciary duties
and for managing the
process by which management
fees charged to a fund are
approved The settlements
are described in
Federateds announcement
which along with previous
 press releases and related
communications on
those matters is available
in the About Us section of
 Federateds website at
FederatedInvestorscom
Federated and various Funds
 have also been named as
defendants in several additional
 lawsuits the
majority of which are now
pending in the United
States District Court for
the Western District of
Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
these lawsuits Federated
and the Funds and their
respective counsel are
reviewing the allegations and
intend to defend this
litigation Additional
lawsuits based upon similar
allegations may be filed in the
future The potential
impact of these lawsuits
all of which seek unquantified
damages attorneys fees
and expenses and future
potential similar suits is
uncertain Although we do not
believe that these
lawsuits will have a material
adverse effect on the Funds
there can be no assurance
that these suits
ongoing adverse publicity
andor other developments
resulting from the regulatory
 investigations will not
result in increased Fund
redemptions reduced sales
f Fund shares or other adverse
consequences for
the Funds




Current as of  81894